EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                                     STATE/PROVINCE OF
NAME                                                 INCORPORATION

Cintas Corporation - East Coast                      Massachusetts
Cintas Corporation - Ohio                            Ohio
Cintas Corporation No. 1                             Ohio
Cintas Corp. No. 5                                   Michigan
Cintas Corp. No. 13                                  Pennsylvania
Cintas Corporation No. 41                            Maryland
Cintas Sales Corporation                             Ohio
Cintas Corp. No. 45                                  North Carolina
Corporate Business Services, Inc.                    Illinois
Cintas - R.U.S., Inc.                                South Carolina
Cintas Cleaning Services, Inc.                       Ohio
Cintas Executive Services, Inc.                      Nevada
Cintas Canada Limited                                Ontario, Canada
Cintas Investment Corp.                              Ontario, Canada
910946 Ontario, Inc.                                 Ontario, Canada
Respond Industries, Incorporated                     Colorado
American First Aid Company                           Maryland
1202327 Ontario, Inc.                                Ontario, Canada
Benjamin's Uniforms, Inc.                            Wisconsin
Petragon, Inc.                                       Kansas
Custom Uniform Rental, Inc.                          Florida
Uniforms To You and Company                          Illinois
UTY Canada, LTD.                                     Quebec, Canada
Affirmed Medical, Inc.                               California
NCAVANS, Inc.                                        California
SanDVans, Inc.                                       California
Phase VI Corporation                                 Ohio
Ontario Dust Control Limited                         Ontario, Canada
Ontario Dust Control Corporation                     Ontario, Canada
Ludwig Cleaners, Ltd.                                Alberta, Canada
Lumont Services, Ltd.                                British Columbia, Canada